Exhibit 10.48

EMPLOYMENT AGREEMENT

Third Amendment

THIRD AMENDMENT, dated as of August 27, 2010 (“Third Amendment”) to the EMPLOYMENT AGREEMENT, dated as of January 7, 2008, and previously  amended as of June 4, 2008, and January 1, 2010, between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and Darren R. Jackson (the “Executive”) (the “Agreement”).

The Company and the Executive agree as follows:

1.             Amendment of Section 1 of the Agreement.  Effective September 1, 2010, Section 1 of the Agreement is hereby amended by revising the second paragraph thereof to read as follows:

“The term of Executive’s employment by the Company pursuant to this Agreement shall commence on January 7, 2008 (“Commencement Date”) and shall end on the day prior to the third anniversary of the Commencement Date, unless sooner terminated under the provisions of Paragraph 4 below (“Employment Term”); provided, however, that commencing on the third anniversary of the Commencement Date the Employment Term shall be automatically extended for an additional period of one year unless, not later than December 1, 2010, either party shall have given notice to the other that it does not wish to extend the Employment Term, in which case the Employment Term shall end on the day prior to the third anniversary of the Commencement Date; and on each anniversary thereafter the Employment Term shall be automatically extended for an additional period of one year unless, not later than 90 days prior to such automatic extension date, either party shall have given notice to the other that it does not wish to extend the Employment Term, in which case the Employment Term shall end 90 days following such notice.”

2.             Full Force and Effect.   Except for those terms and provisions amended herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first written above.

Advance Auto Parts, Inc.

By:	(SEAL)

Print Name: Sarah E. Powell

Title:	Senior Vice President, General
Counsel and Corporate Secretary
Address:	5008 Airport Road
Roanoke, VA 24012

Executive

Print Name: Darren R. Jackson

Signature:

Address:
Address:	290 Woodlawn Avenue
St. Paul, MN 55105